As filed with the Securities and Exchange Commission on October 2, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

WEBEX COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0548319
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3979 Freedom Circle Santa Clara, CA	95054
(Address of principal executive offices)	(Zip Code)

WebEx Communications, Inc. Amended and Restated 2000 Employee

Stock Purchase Plan

(Full title of the plans)

Subrah S. Iyar Chief Executive Officer WebEx Communications, Inc. 3979 Freedom Circle Santa Clara, CA (408) 435-7000	Copy to: Allison L. Tilley, Esq. Pillsbury Winthrop Shaw Pittman LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share: To be issued under the WebEx Communications, Inc. Amended and Restated 2000 Employee Stock Purchase Plan	500,000	$38.78	$19,390,000	$2,075

(1)	The securities to be registered include rights to acquire Common Stock.
(2)	Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)	Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933 solely for the purposes of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant’s Common Stock on the NASDAQ Global Select Market on September 26, 2006.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on October 13, 2001 (File No. 333-47892), May 25, 2001 (File No. 333-61652) and November 16, 2005 (File No. 333-129-739) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K (File No. 0-30849) for the fiscal year ended December 31, 2005 (excluding any certifications required by 18 U.S.C. 1350).

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 (File No. 0-30849) (excluding any certifications required by 18 U.S.C. 1350).

(c) The Registrant’s Current Reports on Form 8-K filed on February 13, 2006, February 21, 2006, February 24, 2006, March 24, 2006, May 12, 2006 and June 2, 2006 (File No. 0-30849).

(d) The description of Registrant’s Capital Stock contained in Registrant’s registration statement on Form 8-A, filed June 21, 2000 (File No. 0-30849) pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions thereof furnished under Item 2.02 or 7.01 of Form 8-K and any certifications required by 18 U.S.C. 1350) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Exhibits

See Exhibit Index, which list of exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California, on the 2nd day of October, 2006.

WEBEX COMMUNICATIONS, INC.

By	/s/ Subrah S. Iyar
Subrah S. Iyar
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Subrah S. Iyar, Michael Everett and David Farrington, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Subrah S. Iyar Subrah S. Iyar	Chief Executive Officer and Director (Principal Executive Officer)	October 2, 2006

/s/ Michael T. Everett Michael Everett	Chief Financial Officer (Principal Financial Officer)	October 2, 2006

/s/ Kelly S. Steckelberg Kelly S. Steckelberg	Principal Accounting Officer	October 2, 2006

/s/ Alfred R. Berkeley III Alfred R. Berkeley III	Director	October 2, 2006

/s/ Michael T. Flynn Michael T. Flynn	Director	October 2, 2006

/s/ Anthony P. Muller Anthony P. Muller	Director	October 2, 2006

/s/ Casimir Skrzypczak Casimir Skrzypczak	Director	October 2, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

24.1	Power of Attorney (see page 4)

99.1	WebEx Communications, Inc. Amended and Restated 2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005).